UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 19, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 19, 2008, Cell Therapeutics, Inc. (the “Company”) received a notice of exercise for $22.25 million from the holder (the “Holder”) of the Series B Unit Purchase Warrant, dated April 30, 2008, as amended on June 10, 2008 and July 23, 2008 (the “B Warrant”). This exercise is the exercise required to occur by August 25, 2008 pursuant to the Second Amendment to Securities Purchase Agreement and Series B Unit Purchase Warrant, by and between the Company and the Holder, dated July 23, 2008 (the “Amendment”).

Upon exercise, the Company issued $22.25 million aggregate principal amount of its Series B 18.33% Senior Convertible Notes due 2011 (the “Notes”) and warrants to purchase 14,082,278 shares of Common Stock at an exercise price of $0.79 per share (the “Warrants”).

In addition, pursuant to the Amendment, the Company repurchased from the Holder $8,759,000 outstanding principal amount of 13.5% Notes (the “Repurchased Notes”) and 5,506,329 warrants to purchase Common Stock (the “Repurchased Warrants”) issued to the Holder in connection with 13.5% Notes. The Company received from escrow and retained $3,262,500 of the “make-whole” payments associated with the Repurchased Notes and the Holder received $3,787,348 of the “make-whole” payments associated with the Repurchased Notes.

The Notes were issued pursuant to an Indenture dated August 19, 2008 between the Company and U.S. Bank National Association as trustee (the “Indenture”). The Notes will bear an annual interest rate of 18.33% and be convertible into Common Stock at a conversion price of $0.79 per share (the “Conversion Price”). Upon conversion of the Notes, the Company shall be required to pay a make-whole amount to the holders of the Notes so converted equal to $549.90 per $1,000 principal amount of the converted Notes less any interest paid on such Notes prior to the conversion date (a “Make-Whole Payment”). The Company has placed an amount adequate to pay the Make-Whole Payments on all outstanding Notes in escrow to be held for a period of one year. At the end of one year, all funds remaining in escrow will be released to the Company.

In the case of an event of default or certain changes in control the Notes can be accelerated.

If not converted or repurchased prior to maturity, the Notes mature on August 19, 2011.

The Notes are the Company’s unsecured obligations and are not subordinated to any of its present or future unsecured obligations. The Company has also agreed to certain restrictions on its incurrence of future secured indebtedness.

The Warrants will expire on June 19, 2013 and will be exercisable only by payment of cash, provided that net exercise of the Warrants shall be permitted if the Company fails to maintain a registration statement for the underlying shares. The Company has the ability, upon certain other conditions being met and the achievement of certain product milestones, to accelerate the termination date of the Warrants.

The description of the terms and conditions of the Indenture, the Notes and the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and the full text of the Warrant, a form of which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K on May 2, 2008.

The Notes, the Warrants and the shares of Common Stock underlying them are covered by the Company’s Form S-3 shelf registration statement (File No. 333-149982).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated August 19, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

5.1	Opinion of Heller Ehrman LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 19, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated August 19, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

5.1	Opinion of Heller Ehrman LLP